UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

SEGUIN NATURAL HAIR PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-205822	35-7654530
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

104 Longwood Road South, Hamilton, Ontario, Canada L8S IS6

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (702)738-2051

2505Anthem Village F. Drive, Henderson, NV  89508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     Emerging Growth Company    ☒

Section 4-	Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Compiled Interim Review

The Company’s previously issued financial statement contained in the Company’s report on Form 10-Q for the quarterly period ended June 30, 2017 (“Quarterly Report”) were not reviewed by the Company’s registered public accounting firm in accordance with the rules and regulations  of the Securities and Exchange Commission and thus are deemed substantially deficient and not timely filed. In addition, the Company’s Quarterly Report must be amended to (i) identify the report as deficient; (ii) to label the columns of the financial statements in the Quarterly Report as “not reviewed” and (iii) describe how the Company will remedy the deficiency.

As a result, the Company has determined that the financial statements contained in the Quarterly Report should not be relied upon. The Company will amend the Quarterly Report to include the foregoing disclosures.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGUIN NATURAL HAIR PRODUCTS INC.

Dated: August 21, 2017	By:	/s/ Kimberly Wright
President and CEO